1 WSFS Financial Corporation 3Q 2021 Investor Update October 2021 Exhibit 99.2

2 Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including our pending acquisition of Bryn Mawr Bank Corporation and the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company's Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended March 31, 2021, Form 10-Q for the quarter ended June 30, 2021 and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core net income, core return on equity (“ROE”), core efficiency ratio, pre-provision net revenue (“PPNR”), core PPNR, PPNR to average assets ratio, core PPNR to average assets ratio, core return on assets (“ROA”), core net interest income, core net interest margin (“NIM”), return on tangible common equity (“ROTCE”), core ROTCE, core fee revenue and core fee revenue as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Forward Looking Statements & Non-GAAP Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders.

3 Table of Contents 3Q 2021 Highlights Page 4 Loan and Deposit Growth Page 5 Excess Liquidity Trends Page 6 Net Interest Margin Trends Page 7 Core Fee Revenue Trends Page 8 ACL Overview Page 9 2021 Core Outlook Page 10 WSFS Franchise and Markets Page 11 Lines of Business Page 19 Selected Financial and Performance Metrics Page 25 Capital Management Page 32 WSFS Mission, Vision, Strategy, and Values Page 35 Appendix: Reconciliation of Non-GAAP Financial Information Page 36

3Q 2021 Highlights

WSFS Financial Corporation

$ in millions (expect per share amounts)	3Q 2021 Reported	3Q 2021 Core[1]
EPS	$1.14	$1.19
ROA	1.43%	1.48%
Net Income[2]	$54.4	$56.7
PPNR[1]	$50.7	$53.5
PPNR %[1]	1.33%	1.40%
ROE	11.31%	11.78%
ROTCE[1]	16.49%	17.15%
NIM	3.05%	3.05%
Fee Revenue	$42.6	$43.4
Fee Revenue %[3]	28.9%	29.3%
Efficiency Ratio	65.5%	63.7%
ACL Ratio ex PPP	1.30%	1.30%
Bank CET1	14.59%	14.59%

3Q 2021 operating results reflect diversified fee revenue, reduction in ACL reserves, and strong capital levels

3Q 2021 Highlights:

- Core ROA[1] of 1.48%, compared to 2.59% in 2Q 2021
- Core EPS[1] of $1.19, compared to $2.00 in 2Q 2021
- Net credit (recoveries) costs were ($21.1) million due to continued improvement in the economic outlook and portfolio credit quality trends
- Core fee revenue[1] decreased $2.3 million (excluding impact of PPP), or 5% year-over-year, due to lower volumes in Mortgage banking refinance market.
  - Excluding Mortgage, fees increased $3.6 million, or 10% year-over-year, with 16% year-over-year increase in Wealth Management and 10% year-over-year increase in Cash Connect®
- The Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock
- The OCC, our primary regulator, approved the combination with BMT on July 21st; closing to occur pending approval from the Board of Governors of the Federal Reserve in Washington, D.C.

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Attributable to WSFS
[3] Tax-equivalent

4

Loan and Deposit Growth

WSFS Financial Corporation

Significant excess customer liquidity continues due to growth in Customer deposits; Elevated payoffs offsetting strong new loan originations

Loans - 3Q 2021 vs 2Q 2021 and 3Q 2020

($ in millions)	Sep 2021	Jun 2021	Sep 2020	3Q21 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$3,194	$3,233	$3,300	($39)	(5%)	($106)	(3%)
PPP Loans	$67	$223	$954	($156)	(278%)	($887)	(93%)
Commercial Mortgages	$1,988	$2,024	$2,168	($36)	(7%)	($180)	(8%)
Construction Loans	$763	$780	$666	($17)	(9%)	$97	15%
Commercial Leases	$317	$292	$228	$25	34%	$89	39%
Total Commercial Loans	**$6,329**	**$6,552**	**$7,316**	**($223)**	**(14%)**	**($987)**	**(13%)**
Residential Mortgage (HFS/HFI/Rev Mgt)	$654	$720	$1,003	($66)	(36%)	($349)	(35%)
Consumer Loans	$1,118	$1,105	$1,169	$13	5%	($51)	(4%)
Total Gross Loans	**$8,101**	**$8,377**	**$9,488**	**($276)**	**(13%)**	**($1,387)**	**(15%)**
Residential Mortgage (HFI)	*$575*	*$606*	*$845*	*($31)*	*(20%)*	*($270)*	*(32%)*
Student Loans Acquired from BNCL	*$111*	*$113*	*$118*	*($2)*	*(7%)*	*($7)*	*(6%)*
Auto Loans Acquired From BNCL	*$8*	*$11*	*$27*	*($3)*	*(108%)*	*($19)*	*(70%)*
Participation portfolios (CRE) from BNCL	*$36*	*$40*	*$147*	*($4)*	*(40%)*	*($111)*	*(76%)*
Leveraged Loans (C&I) from BNCL	*$0*	*$0*	*$12*	*$0*	*0%*	*($12)*	*(100%)*
Total Run-Off Portfolios	***$730***	***$770***	***$1,149***	***($40)***	***(21%)***	***($419)***	***(36%)***
Gross Loans ex Run-Off Portfolios	**$7,371**	**$7,607**	**$8,339**	**($236)**	**(12%)**	**($968)**	**(12%)**
PPP Loans	*$67*	*$223*	*$954*	*($156)*	*(278%)*	*($887)*	*(93%)*
Gross Loans ex Run-Off & PPP Portfolios	**$7,304**	**$7,384**	**$7,385**	**($80)**	**(4%)**	**($81)**	**(1%)**

Deposits - 3Q 2021 vs 2Q 2021 and 3Q 2020

($ in millions)	Sep 2021	Jun 2021	Sep 2020	3Q21 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$4,134	$4,328	$3,197	($194)	(18%)	$937	29%
Interest Demand Deposits	$2,845	$2,633	$2,521	$212	32%	$324	13%
Savings	$1,942	$1,928	$1,718	$14	3%	$224	13%
Money Market	$2,772	$2,723	$2,489	$49	7%	$283	11%
Total Core Deposits	**$11,693**	**$11,612**	**$9,925**	**$81**	**3%**	**$1,768**	**18%**
Customer Time Deposits	$1,035	$1,052	$1,224	($17)	(6%)	($189)	(15%)
Total Customer Deposits	**$12,728**	**$12,664**	**$11,149**	**$64**	**2%**	**$1,579**	**14%**

- Commercial run-off portfolios acquired from Beneficial Bancorp Inc. are down to $36 million; remaining run-off portfolio is primarily residential mortgage
- PPP loans decreased $156 million from 2Q 2021 due to forgiveness
- Customer funding levels remain elevated and increased $64 million during 3Q 2021 primarily due to seasonal municipal deposits

5

6 Excess Liquidity Impact and Management Excess liquidity impacted by loan growth and investment expansion $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $1,945 $0 $103 $250 $390 $584 $1,043 $1,422 $2,298 $2,079 $2,182 $2,323 $2,449 $2,641 $3,091 $3,462 $4,335 $0 $1,000 $2,000 $3,000 $4,000 $5,000 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Investment Expansion ($mm) Munis Agency MBS & Debentures Agency MBS & Debenture growth Total Portfolio $429 $467 $256 $372 $359 $338 $434 $398 ($512) ($451) ($450) ($442) ($464) ($446) ($428) ($509) $(600) $(400) $(200) $- $200 $400 $600 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 New Loans Originated Paydown/Payoffs Commercial Portfolio: Net New Loan Originations ($mm)1 Commercial Portfolio Highlights • New Commercial loan originations of ~$400 million, offset by near record-level payoffs • New loan originations nearing pre-COVID levels Investment Portfolio Highlights • Optimizing excess liquidity, shifting cash to securities and reducing wholesale borrowings • 77% YoY investment portfolio increase • 85% YoY wholesale borrowings decrease • Consistent with our existing Investment portfolio strategy, purchasing high-quality US Agency mortgage-backed securities • Portfolio Average Life constant at 5.5 years 1 Includes new loans, existing new funding, Commercial runoff portfolio, paydowns, and payoffs. Excludes reclasses, purchase accounting mark/unearned changes, PPP loans, or Commercial leases

7 Negative Excess Liquidity Impact on NIM4 0.14% 0.21% 0.39% 0.50% 0.61% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 3.35% 3.36% 3.10% 2.91% 2.82% 0.39% 0.51% 0.37% 0.24% 0.18% 0.06% 0.12% 0.08% 0.05% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 NIM Ex PAA/PPP PAA PPP 0 3.66%1 Net Interest Margin Trends NIM impacted by significant customer liquidity, lower PAA, PPP, balance sheet mix, and low funding costs 3.93% 3.59% Average Deposit Cost2 and Loan Yield3 1 Negative 8 bps impact related to PPP in 3Q 2020 as forgiveness of PPP loans and accelerated fee accretion started in 4Q 2020 2 Includes non-interest and interest-bearing; interest-bearing deposits include demand, money market, savings, and customer time deposits 3 Average total loans yield excludes PAA and PPP 4 Excess Liquidity includes Cash in excess of $50 million and expansion of the Investment Portfolio 32 3.23% 3.05% 0.28% 0.21% 0.14% 0.11% 0.10% 4.33% 4.39% 4.30% 4.20% 4.16% 3.0% 3.2% 3.4% 3.6% 3.8% 4.0% 4.2% 4.4% 4.6% 0.0% 0.2% 0.3% 0.5% 0.6% 0.8% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Lo an Y ie ld (% ) Cu st om er D ep os it Co st (% ) Total Deposit Cost Total Loans Ex PPP/PAA Yield

8 $11 $13 $12 $12 $10 $10 $10 $10 $11 $11 $13 $14 $15 $16 $16 $12 $7 $9 $4 $6 $- $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Co re F ee R ev en ue E xc lu di ng P PP ($ m m ) Banking Cash Connect Wealth & Trust Mortgage 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Core Fee (non-interest) revenue / core net revenue. This is a non-GAAP financial measure; see Appendix for reconciliation to GAAP financial information. 3 Core Fee (non-interest) revenue / core net revenue excluding PPP net interest income and fee revenue. This is a non-GAAP financial measure; see Appendix for reconciliation to GAAP financial information. 4 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, and other banking related fees • Well-diversified with over 20 discrete lines of business and products within our three core segments: Banking, Wealth, and Cash Connect® • Provides earnings stability through interest rate and credit cycles, and economic environments • Excluding PPP, 3Q 2021 increased $0.1 million, or 0.2%, compared to 2Q 2021 • 3Q 2021 decreased $2.3 million, or 5.0%, compared to 3Q 2020, ex PPP • Year-over-year, Mortgage is lower mainly due to the interest rate environment and impact on the refinance market Core Fee Revenue1 Trends Diversified business model drives Core Fee Revenue strength 4 Core Fee Revenue % (excluding PPP)330.0% 27.9% 30.2% 30.0% Core Fee Revenue % (including PPP)228.8% 26.1% 29.4% 29.1% 29.3% 29.9%

9 3% 4% 5% 6% 7% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 2Q21 Forecast 3Q21 Forecast Coverage Ratio (ex PPP) 1 Source: Oxford Economics as of September 2021 2 Hotel loan balances are included in the C&I and Construction segments ACL Overview ACL by Segment (ex. PPP) Full-Year GDP forecast of 5.5% in 2021 and 4.4% in 20221 Full-Year Unemployment forecast of 5.4% in 2021 and 4.0% in 20221 3Q 2021 ACL Commentary 1.63% 1.30% GDP Growth by Quarter Unemployment by Quarter Economic Forecast Impact • Coverage ratio of 1.30% excluding PPP loans and 1.58% including estimated remaining credit mark on the acquired loan portfolio • ACL declined $27.5 million in 3Q 2021 driven by: • Continued favorability in the economic forecast and net migration • Overall stable to improving credit trends • Core loan growth offset by purposeful portfolio run-off 3Q 2021 ACL ($mm) -5% 0% 5% 10% 15% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 2Q21 Forecast 3Q21 Forecast $0 $20 $40 $60 $80 $100 $120 $140 6/30/2021 Economic Forecast Impact Risk Rating Migration/Other 9/30/2021 -$14 $132 $105 -$13 ($ millions) $ % $ % $ % C&I2 $137.8 7.24% $80.4 4.32% $59.3 3.22% Construction2 $10.2 1.54% $3.5 0.45% $2.1 0.28% CRE Investor $34.3 1.58% $16.1 0.80% $13.2 0.67% Owner Occupied $10.4 0.77% $6.2 0.45% $4.9 0.37% Leases $10.7 4.70% $6.8 2.32% $6.6 2.07% Mortgage $8.4 1.00% $3.3 0.55% $3.0 0.52% HELOC & HEIL $11.2 1.41% $10.9 1.37% $10.5 1.33% Installment - Other $5.6 5.55% $2.3 3.79% $2.4 2.75% Other $4.1 1.04% $2.9 0.87% $2.9 0.87% TOTAL $232.7 2.74% $132.4 1.63% $104.9 1.30% September 30, 2020 June 30, 2021 September 30, 2021

Full Year 2021 Core Outlook *as of July 22, 2021*

WSFS Financial Corporation

Full year core PPNR outlook range of 1.50% to 1.60%;
Outlook assumes a gradual and uneven economic recovery;
Excludes BMT merger impact, expected to be immaterial to full year 2021 core performance ratios

	Original	Update	Commentary
Loan Growth	Mid single digits	Low single digits	Ongoing excess Customer liquidity driving lower loan demand; Continued pricing and structure discipline
Deposit Growth	Mid single digit core deposits excluding excess liquidity offset by purposeful CD reduction	Mid to high single digit core deposits including excess liquidity offset by purposeful CD reduction	Higher Customer liquidity expected to remain through year-end; CD run-off of ~$110 million vs original outlook of $150 million
Net Interest Margin	3.65% - 3.80%	3.20% -3.30%	~35 bps of additional negative impact from excess liquidity (~45-50 bps in total); ~5-10 bps lower loan and investment yields from portfolio turnover; ~5 bps lower PPP and purchase accretion impact due to larger balance sheet
Fee Income Growth[1]	Mid single digit growth excluding Durbin and Mortgage; flat including Durbin & Mortgage	High single to low double digits excluding Durbin & Mortgage; low single digits with Durbin & Mortgage	Trust and Wealth growth nearly 10% greater than original outlook; Additional growth from PPP Round Two and most other business lines; Durbin impact and Mortgage revenue consistent with original outlook
Provision	$20-$25 million	~($90-100) million	Modest reserve release dependent on continued improvement in credit performance and economic outlook offset by loan growth
Efficiency Ratio[1]	Low 60%s	Low 60%s	Lower net interest income offset by higher fee income and lower expenses
Tax Rate	Approximately 24%	Approximately 24-25%	Higher net income increases effective tax rate

[1] The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy

10

11 WSFS Franchise and Markets

The WSFS Franchise – Strategic Opportunity

WSFS Financial Corporation

At $15.4 billion in assets at 9/30/21, WSFS fills a long-standing service gap in our market between larger regional/national banks and smaller community banks

MSA: Philadelphia-Camden-Wilmington[1]

	2021			
# Institution Name	Net Deposits ($mm)	Market Share %	Deposits / Branch ($mm)	Branch Count
1 Wells Fargo Bank	$37,368	15.6%	$218.5	171
2 TD Bank	$31,979	13.4%	$249.8	128
3 PNC Bank	$28,909	12.1%	$200.8	144
4 Bank of America	$24,977	10.4%	$312.2	80
5 Citizens Bank	$20,244	8.5%	$127.3	159
6 M&T Bank	$16,171	6.8%	$414.6	39
7 Santander Bank	$11,793	4.9%	$168.5	70
8 WSFS Bank	**$11,199**	**4.7%**	**$147.4**	**76**
9 Truist Bank	$5,438	2.3%	$74.5	73
10 Univest Bank and Trust	$4,796	2.0%	$177.6	27
11 Fulton Bank	$4,420	1.8%	$88.4	50
12 Republic First Bank	$4,250	1.8%	$151.8	28
13 Firstrust Savings Bank	$4,159	1.7%	$244.7	17
14 Bryn Mawr Trust	**$3,978**	**1.7%**	**$102.0**	**39**
15 KeyBank	$2,732	1.1%	$75.9	36
76 Remaining Institutions	*$26,963*	*11.3%*	*$76.6*	*352*

Regional Highlights[2]

- 4th largest metro in the Northeast –$455 billion regional economy
- 7th largest MSA population in the U.S.
- 4th largest depository MSA in the U.S.

WSFS Highlights[1]

- **17% YOY improvement in deposits per branch**
- **16% YOY deposit growth**
- **Largest deposit market share of locally headquartered banks by over 2x**

[1] Sources: FDIC and S&P Global Market Intelligence. Market Share data excludes brokered deposits as defined by FDIC, credit unions, and non-traditional banks (e.g. credit card companies); as of June 30, 2021. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD). Also excludes TD Banks's 2035 Limestone Rd Wilmington, DE location

[2] Sources: U.S Bureau of Economic Analysis, U.S. Census Bureau, Select Greater Philadelphia Council, U.S Bureau of Labor Statistics. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

12

The WSFS Franchise[1]

WSFS Financial Corporation

Founded in 1832, WSFS is one of the ten oldest banks in the U.S.

Largest independent bank & trust company HQ in Delaware-Greater Philadelphia region

- $15.4 billion in assets
- $27.6 billion in combined AUA[2] and AUM[2], including $2.5 billion in AUM[3]
- 112 offices, including 89 branches
- One of largest ATM networks in our market with 610 branded-ATMs



Pennsylvania
New Jersey
Maryland
Delaware
NY
CT
New York
NJ
PA
Philadelphia
Baltimore
Washington, D.C.
MD
DE
VA

Major Business Lines

Commercial	Retail	Mortgage	*Regional Presence*
Wealth Mgmt.	Cash Connect®	NewLane Equipment Leasing	*National Presence*

[1] As of 9/30/2021
[2] AUA represents Assets Under Administration and AUM represents Assets Under Management
[3] AUM includes advisory businesses (West Capital Management, Cypress Capital Management, and WSFS Wealth Investments)

13

14 ~10-20% higher income than the U.S. overall 1 Bureau of Labor Statistics, as of August 2021: Employees on nonfarm payrolls by industry supersector; Philadelphia-Camden-Wilmington MSA; not seasonally adjusted 2 Unemployment rate for the Philadelphia-Camden-Wilmington MSA, as of August 2021. Not seasonally adjusted 3 U.S. Census Bureau: 2019 American Community Survey; Philadelphia-Camden-Wilmington MSA 4 Bureau of Labor Statistics, as of May 2019: Occupational Employment and Wages, Philadelphia-Camden-Wilmington, MSA Diversity of industries drives stable and favorable employment and economic growth in our markets Regional Employment Composition1 Regional Statistics3 The WSFS Franchise - Our Markets Philadelphia-Camden-Wilmington MSA Over 4% of U.S. within branch network 6.1M Population 2.3M Households 2.5M Housing Units $40.9K Per Capita Income $264K Median Home Value ~10% higher household value than the U.S. overall 38.9 Median Age 67% Housing Owner Occupied 6.7% Unemployment2 • 55% improvement since 2Q 2020 peak Purchasing power vs. US Avg Income $27.69 Mean Hourly Wage4 $74.5K Median Home Income Manufacturing 6% Trade, Transportation & Utilities 19% Financial Activities 8% Professional & Business Services 16% Educational & Health Services 23% Leisure & Hospitality 8% Other 9% Government 11%

15 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information Note: GAAP ROA is the following: 2018 – 1.92%, 2019 – 1.30%, and 2020 – 0.87% The WSFS Franchise – Growth & Performance M ill io ns

16 Partnering with industry leaders for product diversification, knowledge, and technology best-practices The WSFS Franchise – Strategic Partnerships Timeline 2013 – Current 2015 – 2017 2016 – Current 2017 – 2021 2020 – Current 2021 - Current Business Summary Digital lending platform that specializes in student loans and student loan refinancing Mobile multi- currency account for people who live, work, or travel across borders Digital mortgage solution specializing in home equity, refinancing, cash out, and home purchase loans Online personal finance company with a full suite of products High-tech and premium everyday card spending experience Digital AI lending platform specializing in personal loans Financial Interest Consumer Loans Equity Position and Deposits Equity Position and Consumer Loans Equity Position and Deposits Equity Position, Deposits, and Credit Cards Consumer Loans Strategic Rationale • Generates student loans for Consumer portfolio • Knowledge of technology-based platforms and processes • Cross-sell opportunities within our footprint • Knowledge of Fintech space • Generated low-cost deposits and fee income Successful Sale • Generates home equity loans for Consumer portfolio • Knowledge of technology-based lenders • Knowledge of Fintech space • Generated low-cost deposits and fee income • Supported their checking account Successful IPO • Generates low-cost deposits and fee income • Knowledge of Millennial Customer segment for cross- sell opportunities • Knowledge of Fintech space • Digitize our unsecured personal loan product • Acquire new in- footprint customers • Cross-sell opportunities within our footprint

17 • Maximizing data-driven analytics to deliver personalized campaigns leading to customer acquisitions • Implementing Salesforce© for improved 360-degree views of Customers for cross-sell opportunities • Lower new customer acquisition cost while improving Net Promoter Score Optimization of our physical footprint driving accelerating investments into our digital capabilities, consistent with our brand, to provide best-in-industry solutions and better serve Customers Delivery Transformation • Redesigning the account opening process focused on the Customer Experience • Delivering a true omnichannel experience that reduces application time and processing requirements • Improving synergies with marketing campaigns and reduced physical signatures • Digital documentation and retention • Improving AML and fraud detection success through Verafin© • Incorporating robotic processing automation into organization design reducing manual turnaround times and decreasing cost • Creating a flexible technology stack for future growth and broader capabilities Identify & target new Customers Enable our Customers to bank as they want Transforming for the evolving digital age OneWSFS Identify & Target Enable Customers Transform $16.1M 2021 Expected Net Investment

18 #1 “Top Bank” in Delaware nine years in a row; The News Journal “Soaring 76’s Fastest Growing Companies”; Philadelphia Business Journal “President’s Award for Business Excellence and Best Community Involvement”; DE Small Business Chamber “Best of Biz” for Business Banking; South Jersey Magazine “1st Ranked Bank in Delaware”; Forbes “Best Board and Technology Strategy”; Bank Director 1 Per Bloomberg; closing price as of September 30, 2021 Recognitions and Total Shareholder Returns “Top Workplace” fifteen years in a row and #2 in 2021; The News Journal “Top Workplace” six years in a row; Inquirer.com 10th Ranked Bank in America for 2021; Forbes 2021 Gallup Exceptional Workplace Award; Gallup Organization Engaged Associates, living our culture, making a better life for all we serve Total Shareholder Returns1 “4th Ranked Bank Overall”; Bank Director 2021 Annual World's Best Banks honoree; Forbes 0% 50% 100% 150% 200% 250% 300% 350% 400% 450% 1 Year 3 Year 5 Year 7 Year 10 Year 1 Year 3 Year 5 Year 7 Year 10 Year WSFS 92.5% 13.0% 48.1% 129.9% 436.5% KBW Bank 83.4% 36.5% 110.6% 117.8% 368.9% SNL U.S. Bank > $10B 64.8% 13.1% 86.5% 90.2% 216.5% NASDAQ Bank 93.1% 26.8% 77.6% 124.0% 327.7% S&P 500 30.0% 56.0% 118.2% 150.2% 365.4%

19 Lines of Business

20 37 35 41 6 6 6 14 15 15 12 19 17 4 5 7 0 20 40 60 80 100 2018 2019 2020 Relationship Managers3 Business Banking Middle Market CRE Small Business SBA Lending Disciplined Credit and Underwriting Philosophy • Conservative lending and concentration limits • CRE1: 300% limit; 195% actual • Construction2: 100% limit; 68% actual • Concentration limits by industry, CRE, project and individual borrower • House Limit: $70 million at 9/30/2021 (No Relationships Exceed) • 6 relationships >$50 million Business Banking Middle Market Comm. Real Estate Small Business SBA Lending Revenues: $3 million - $20 million+ Revenues: $20 million-$150 million Revenues: N/A Revenues: $250,000 - $5 million+ Profit: Up to $5 million Loan Exposure: $1 million – $15 million+ Loan Exposure: $5 million – $30 million+ Loan Exposure: $3 million – $30 million+ Loan Exposure: up to $1.5 million Loan Exposure: up to $5 million Average Relationship Exposure: $2.6 million Average Relationship Exposure: $6.0 million Average Relationship Exposure: $8.7 million Average Loan Exposure: $0.1 million Average Loan Exposure: $0.2 million 37 Relationship Managers 6 Relationship Managers 13 Relationship Managers 17 Relationship Managers 7 Relationship Managers Local, relationship-focused lending including cash management, wealth management, and private banking services 1 Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier 1 Capital and ACL; as of 9/30/21 2 Defined as Construction (excluding owner occupied) exposure divided by the sum of Tier 1 Capital and ACL; as of 9/30/21 3 As of 12/31 each year Commercial Banking 86 80 73

21 Branch & ATM Network Digitally Active Banking Lending Mortgage Locations across Delaware, southeastern Pennsylvania and southern New Jersey Over 131K digitally active Customers, which includes active online banking and mobile users Providing Customers with a wide range of options to make banking simple, intuitive and seamless Meeting Customers’ borrowing needs through in-house originations and strategic partnerships Offering a full range of mortgage products with national capabilities, world-class service and local-decision making Operates universal banking model to maximize staffing efficiencies while providing a superior Customer experience Highly rated mobile banking application that provides a range of functionality including WSFS SnapShot Deposit, Zelle®, MyWSFS and WSFS Mobile Cash Deposit Products: • Noninterest DDA • Interest DDA • Savings • Money Market • Time Deposits Consumer Loan Products: • Installment • HELOC • Personal Lines • Credit Cards • Student Loans Significant contributor to fee revenue through our originate and sell mortgage model 1 As of 9/30/2021 2 Completed by the Gallup Organization; as of December 31, 2020 3 Excludes Brokered Deposits; as of September 30th of each year Relationship-focused community banking model with 89 banking offices & 610 ATMs1 Retail Banking Customer engagement survey places WSFS at the 66th percentile2 60% of WSFS Customers surveyed rated us a “5” out of 5, saying “WSFS is the perfect bank for people like me”2 Customer Engagement Average Customer Deposits Per Branch ($mm)3 $99 $124 $143 $- $20 $40 $60 $80 $100 $120 $140 $160 3Q 2019 3Q 2020 3Q 2021

22 WSFS Wealth 1 AUM includes advisory businesses (West Capital Management, Cypress Capital Management, and WSFS Wealth Investments) 2 As of September 30th of each year Financial Highlights 3Q 2021 total revenue of $20.2 million 3Q 2021 pre-tax income of $10.1 million $27.6 billion in combined Assets Under Management and Administration, including $2.5 billion in AUM1 at 9/30/2021 Total AUM and AUA2 $20.2 $23.1 $27.6 $- $5 $10 $15 $20 $25 $30 3Q 2019 3Q 2020 3Q 2021 Bi lli on s

23 • Oldest and second largest vault cash provider in the ATM industry - approximately $1.7 billion in vault cash supplied or supported at 9/30/2021 • Approximately 34,000 non-bank ATMs & retail safes in all 50 states1 • ~9,200 devices utilizing armored car management and/or cash forecasting1 • Support over 70 ATM ISOs and ~1,000 deposit safe customers with over 6,000 safes1 • Supports over 6001 branded ATMs for WSFS Bank; one of the largest networks in our footprint • $11.5 million in net revenue (fee revenue less funding costs) and $2.8 million in pre-tax income in 3Q 2021 • 3Q 2021 ROA of 1.75% • 5-year CAGR2 for net revenue of 10.5% • 5-year growth in dollars managed of 70%2 1 As of 9/30/2021 2 5 years ending 9/30/2021 3 As of September 30th of each year ATM Vault Cash “Bailment” Smart Safes Armored Carrier Management Cash Forecasting & Reconcilement Services Loss Protection Fees WSFS Branded ATMs Leading National Provider of Cash Logistics and Services Cash Connect® An innovation center for the company, both expanding core ATM offerings and additional payment, processing and software-related activities (i.e., launched WSFS Mobile Cash) Dollars Managed ($mm)3 $1,265 $1,390 $1,735 $0 $400 $800 $1,200 $1,600 $2,000 3Q 2019 3Q 2020 3Q 2021

24 NewLane Finance Background: • Co-founded in 2017 by industry veterans, each with over 20 years of experience1 Market Size: • Micro & Small Ticket Equipment Leasing is a $100 billion segment with over 100 thousand equipment dealers and 31 million small businesses nationwide Product Offering: • Lease/Loan to finance business critical equipment • Deal size ranges from $3K - $500K; average deal size approximately $30K • Yields range 4%-29% with terms 12-72 months • Stable credit default risk and minimal residual exposure Vendor Relationship Model Small and Mid-Size Business Market Focus Advanced Technology Platform Superior Customer Experience Simple, Fast and Convenient Offer Attractive Risk Adjusted Margins Micro & Small Ticket Commercial Equipment Financing Value Proposition: • Provide a better lending experience through advanced technologies, customer-centric approach and transparent business lending practices • Deliver simple, fast, & competitive financing solutions $57 $111 $135 $- $30 $60 $90 $120 $150 2018 2019 2020 FY Leasing Originations ($mm) 1 Co-founders built Marlin Business Services from a start-up to a publicly-traded company (Nasdaq: MRLN) 2 YTD totals include first three quarters in each year $78 $90 $143 $- $20 $40 $60 $80 $100 $120 $140 $160 3Q19 3Q20 3Q21 YTD Leasing Originations2 ($mm)

25 Selected Financial and Performance Metrics

26 Time 8% Non-interest DDA 33% Money Market & Savings 37% Interest DDA 22% Customer Funding increased $64 million in 3Q 2021, due to seasonal growth in municipal accounts Balance Sheet Composition at September 30, 2021 C&I 40% CRE 25% Construction 10% Commerical Leasing 3% Residential Mortgage 8% Consumer 14% Investments 28% Cash Connect 3% Other Non- Earning Assets 17% Net Loans (ex PPP) 52% • Commercial loans comprise 78% of the gross loan portfolio, excluding PPP • $14.1 million credit card exposure Equity 12% Customer Deposits 83% Investments are composed of high quality, marketable investment grade securities with low credit risk and more than 95% in Agency MBS and Agency Notes 1 Excludes $66.7 million of PPP loans at September 30, 2021 2 Excludes brokered deposits $15.3B Assets $7.9B Net Loans Asset Composition (ex PPP)1 19% YOY Asset Growth Funding Composition $12.7B Deposits2 63% Loan-to-Deposit 14% YOY Deposit Growth Other Borrowings 2% Other Liabilities 3% Consumer 46%Wealth & Trust 10% Commercial 28% Small Business 15% Other 1% Deposits By LOB2

27 Customer Deposit Costs 1 Interest-bearing deposits include demand, money market, savings, and customer time deposits • Disciplined funding cost- management through interest rate cycles while supporting Customer and deposit retention • 92% total Customer deposits represent Core • No and low-interest DDA accounts (WAC 3 bps) represent 55% of customer deposits • Total Customer deposit costs are below Great Recession lows 1 1 0.26% 0.28% 0.37% 0.65% 0.82% 0.47% 0.15% 0.19% 0.21% 0.27% 0.47% 0.62% 0.35% 0.10% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% - 2.0 4.0 6.0 8.0 10.0 12.0 14.0 2015 2016 2017 2018 2019 2020 3Q 2021 Bi lli on s Interest-bearing Noninterest-bearing Interest-bearing cost Total deposit cost

28 $33 $37 $40 $55 $48 $36 $43 $51 $51 $41 $27 $36 $41 $44 $50 $7 $6 $6 $11 $30 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2016 2017 2018 2019 2020 To ta l C or e1 Fe e Re ve nu e $ in M ill io ns Bank Segment Cash Connect Wealth & Trust Mortgage 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 %s represent core fee (noninterest) revenue / total net revenue Note: GAAP Fee Revenue is the following: 2018 – $201.0M, 2019 – $188.1M, and 2020 - $162.5M; GAAP Fee Revenue/Total Net Revenue is the following: 2018 – 40%, 2019 – 30%, and 2020 – 30% • Core Fee revenue is well diversified with over 20 discrete products and services within our lines of business 2020 Notables: • Cash Connect fees impacted by the lower interest rate environment, fully offset by reduced funding costs • Bank Segment included the first year of Durbin, which had a $6.5M negative impact • Strong historical growth in each segment; 5-year CAGR (2016-2020): • Trust & Wealth: 17% • Cash Connect: 6% • Bank: 10% • Total: 14% Diversified and Robust Core Fee Revenue 27%2 27%2 36%2 36%2 35%2

29 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Delinquencies Govt. Guaranteed Student Loans 0.57% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 0.0% 0.2% 0.4% 0.6% 0.8% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 10% 20% 30% 40% 50% 60% 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Classified Loans Criticized Loans Delinquencies1 / Gross Loans Net Charge-Offs2 1 Includes non-accruing loans 2 Ratio of quarterly net charge-offs to average gross loans Criticized & Classified Loans / Tier-1 + ACL NPAs / Total Assets 0.34% 0.31% Credit Metrics (ex PPP) 33.18% 20.58%

Credit Risk Management – Select Portfolios

WSFS Financial Corporation

Loan Modifications[1]

($ in thousands)	$	% of Portfolio
C&I	$12,324	0.7%
Owner Occupied	$1,810	0.1%
Total Commercial	**$14,134**	**0.2%**
Total Consumer	**$8,685**	**0.5%**
Total Loan Modifications	**$22,819**	**0.3%**

- All modified Commercial loans are making payments as of September 30, 2021
- All select portfolios' criticized percentages decreased compared to 2Q 2021

Hotel Portfolio

- $525.6 million or 6.6% of loan portfolio[1]
- 33% Criticized; ~82% of loans include recourse; 100% secured by real estate
- 65% business and 35% leisure

Retail CRE Portfolio

- $706.7 million or 8.8% of loan portfolio[1]
- 5.3% Criticized; ~75% of loans include recourse
- No outstanding loan balances to indoor shopping malls

Office CRE Portfolio[2]

- $411.7 million or 5.1% of loan portfolio[1]
- 8% Criticized; ~85% of loans include recourse; 100% secured by real estate
- $1.4 million average loan size

Food Services Portfolio

- $159.3 million or 2.0% of loan portfolio[1]
- 29% Criticized; ~90% of loans include recourse; ~60% secured by real estate
- $348 thousand average loan size

Retail Trade Portfolio

- $238.9 million or 3.0% of loan portfolio[1]
- 4% Criticized; ~95% of loans include recourse
- 43% are grocers, food/beverage retailers, drug stores, or home improvement

[1] Portfolio values are net loans excluding PPP as of September 30, 2021
[2] Office CRE portfolio excludes Medical Office CRE

30

31 • Branch Net Promoter Score (NPS) held flat at 79.6 in 3Q 2021, which ties the highest quarter performance since program inception. Contact Center Net Promotor Score (NPS) improved in 3Q 2021 to 64.1. Surveys are conducted utilizing Medallia • Since COVID-19 pandemic, WSFS supported consistent volumes of total deposit transactions with a significant shift from physical to mobile • Increased digital and remote banking volume demonstrates versatile and adaptable channel strategy, while managing a significant increase in contact center volume due to COVID-19 impact and relief programs • MyWSFS, launched in 2019, offers a secure mobile application that enables communication directly and in real-time with a WSFS Associate to support Customer’s banking needs from any location 1 Chart reflects monthly volume in 2020 and 2021 indexed to average monthly 2019 volume 2 Chart reflects cumulative growth since COVID-19 and through September 30, 2021 Channel Strategy and Digital Adoption - 3,000 6,000 9,000 12,000 15,000 18,000 3/2/2020 6/2/2020 9/2/2020 12/2/2020 3/2/2021 6/2/2021 9/2/2021 myWSFS Adoption and Usage Growth2 Conversations Adoptions 100% 91% 62% 66% 66% 64% 67% 66% 100% 101% 108% 101% 95% 101% 82% 82% 116% 163% 166% 170% 164% 172% 170% 0% 25% 50% 75% 100% 125% 150% 175% 200% 2019 Avg 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Channel Volumes1 Branch Transactions Contact Center Call Handled Mobile Deposits

32 9.28% 9.83% 10.35% 10.52% 10.72% 9.66% 9.73% 10.82% 11.72% 10.31% 9.74% 9.82% 10.11% 10.27% 4.5% 6.5% 8.5% 10.5% 12.5% 4,000 6,000 8,000 10,000 12,000 14,000 16,000 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Sep 2020 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Average Assets (QTD) Tier 1 Leverage Ratio 13.40% 14.29% 14.36% 13.56% 13.15% 11.93% 12.08% 13.37% 14.01% 14.50% 13.76% 14.46% 15.41% 15.50% 9.5% 10.5% 11.5% 12.5% 13.5% 14.5% 15.5% 400 600 800 1,000 1,200 1,400 1,600 1,800 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Sep 2020 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Total Capital Total Risk Based Capital Ratio 12.15% 13.04% 13.16% 12.54% 12.35% 11.19% 11.36% 12.69% 13.52% 13.24% 12.50% 13.20% 14.21% 14.59% 7.5% 9.5% 11.5% 13.5% 15.5% 350 550 750 950 1,150 1,350 1,550 1,750 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Sep 2020 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Tier 1 Capital Tier 1 Capital Ratio Capital Management - Bank Disciplined capital management providing flexibility to grow & return profits to shareholders Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Risk-Based Capital M ill io ns M ill io ns M ill io ns M ill io ns 12.15% 13.04% 13.16% 12.54% 12.35% 11.19% 11.36% 12.69% 13.52% 13.24% 12.50% 13.20% 14.21% 14.59% 4% 6% 8% 10% 12% 14% 16% 350 550 750 950 1,150 1,350 1,550 1,750 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Sep 2020 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Common Equity Tier 1 Capital Common Equity Tier 1 Capital Ratio M ill io ns

33Note: 2015 adjusted to reflect 3 for 1 stock split in May 2015 1 As defined in our most recent proxy as of March 12, 2021 (dollars in 000s) 2015 2016 2017 2018 2019 2020 Total Capital Returned $37,606 $22,061 $21,165 $44,419 $113,780 $179,313 Total Shares Repurchased 1,152,233 449,371 255,000 691,742 2,132,390 3,950,855 $0.21 $0.25 $0.30 $0.42 $0.47 $0.48 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $200,000 2015 2016 2017 2018 2019 2020 An nu al D iv id en ds P ai d pe r S ha re Ca pi ta l R et ur ne d ($ in 0 00 s) Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share Capital Management / Ownership Alignment • Executive management incentive compensation and equity awards aligned with shareholder performance ROA, ROTCE and EPS growth – equally weighted • Insider ownership1 is approximately 2% Board of Directors and Executive Management ownership guidelines in place and followed • No share repurchases in 3Q 2021; suspended until the close of the BMT merger Approximately 9% of common shares outstanding still available for repurchase under the Board authorization approved in 2Q 2020, that allows for the purchase of 15% of outstanding shares • The Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock which will be paid in November 2021

34 1 WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 2 Includes PPP loans • High % of variable/adjustable rate to total loan portfolio: 51% excluding PPP • Approximately half of variable rate loans tied to 30- day LIBOR • Approximately $840 million at their contractual floor • High % core deposits: 92%; high % non-interest bearing and low-interest DDA: 55% • Solid brand and position / strong and diversified low-cost funding across all lines of business • Assumes long-term historical deposit beta of approximately 24% Interest Rate Risk1 at September 30, 2021 WSJ Prime @ 3.25% Balance Sheet Drivers12-Month IRR2 BPs change NII Impact (%) NII Impact ($) -100 (3.9%) ($16.3 million) -50 (2.4%) ($9.9 million) -25 (1.5%) ($6.3 million) Static Base +25 2.3% $9.8 million +50 4.7% $19.8 million +100 9.6% $40.1 million

35 WSFS Mission, Vision, Strategy, and Values

36 Appendix: Non-GAAP Financial Information

37 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted net income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, realized/unrealized gains on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • Core noninterest income, also called core fee revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments, net; • Core fee revenue percentage is a non-GAAP measure that divides (i) core fee revenue by (ii) core net revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of FHLB special dividend; • Core earnings (loss) per share is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that adds (i) core net interest income and (ii) core fee revenue; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, and contribution to WSFS CARES Foundation; • Core efficiency ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and core fee revenue; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) (recovery of) provision for credit losses; • Core PPNR is a non-GAAP measure that excludes the impact of securities gains, realized/unrealized gains on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • PPNR percentage is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period; • Core PPNR percentage is a non-GAAP measure that divides (i) core PPNR (annualized) by (ii) average assets for the applicable period; and • Core return on average equity (ROE) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period

38 Appendix: Non-GAAP Financial Information Three Months Ended (dollars in thousands, except per share data) September 30, 2021 June 30, 2021 September 30, 2020 Net interest income (GAAP) $ 104,491 $ 106,749 $ 113,048 Core net interest income (non-GAAP) $ 104,491 $ 106,749 $ 113,048 Noninterest income (GAAP) $ 49,613 $ 49,018 $ 49,171 Less: Securities gains 2 — 3,322 Less: Unrealized (loss) gains on equity investments, net (120) 5,261 104 Less: Realized (loss) gain on sale of equity investment, net (706) — — Core fee revenue (non-GAAP) $ 43,437 $ 43,757 $ 45,745 Core net revenue (non-GAAP) $ 147,928 $ 150,506 $ 158,793 Core net revenue (non-GAAP) (tax-equivalent) $ 148,167 $ 150,755 $ 159,068 Noninterest expense (GAAP) $ 96,446 $ 96,032 $ 93,540 Less: Corporate development expense 2,049 2,543 428 (Plus)/less: Restructuring expense — (144) — Less: Loss on debt extinguishment — 1,087 2,280 Less: Contribution to WSFS CARES Foundation — 1,000 — Core noninterest expense (non-GAAP) $ 94,397 $ 91,546 $ 90,832 Core efficiency ratio (non-GAAP) 63.7% 60.7% 57.1% Core fee revenue as a percentage of total core net revenue (non-GAAP)(tax- equivalent) 29.32% 29.03% 28.76% PPP income (non-GAAP) $ 2,628 $ 6,135 $ 6,373

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

	Three Months Ended		
(dollars in thousands, except per share data)	**September 30, 2021**	June 30, 2021	September 30, 2020
GAAP net income attributable to WSFS	**$ 54,406**	$ 95,667	$ 51,145
Plus/(less): Pre-tax adjustments[1]	**2,873**	(775)	(718)
(Plus)/less: Tax impact of pre-tax adjustments	**(619)**	510	264
Adjusted net income (non-GAAP) attributable to WSFS	**$ 56,660**	$ 95,402	$ 50,691
Net income (GAAP)	**$ 54,452**	$ 95,611	$ 50,823
Plus: Income tax provision	**17,516**	31,687	15,140
Plus/(less): (Recovery of) provision for credit losses	**(21,310)**	(67,563)	2,716
PPNR (Non-GAAP)	**50,658**	59,735	68,679
Plus/(less): Pre-tax adjustments[1]	**2,873**	(775)	(718)
Core PPNR (Non-GAAP)	**$ 53,531**	$ 58,960	$ 67,961
Average Assets	**$ 15,137,572**	$ 14,786,619	$ 13,647,993
PPNR % (Non-GAAP)	**1.33%**	1.62%	2.00%
Core PPNR % (Non-GAAP)	**1.40%**	1.60%	1.98%
GAAP return on average assets (ROA)	**1.43%**	2.60%	1.49%
Plus/(less): Pre-tax adjustments[1]	**0.08**	(0.02)	(0.02)
(Plus)/less: Tax impact of pre-tax adjustments	**(0.03)**	0.01	0.01
Core ROA (non-GAAP)	**1.48%**	2.59%	1.48%
Earnings per share (GAAP)	**$ 1.14**	$ 2.01	$ 1.01
Plus/(less): Pre-tax adjustments[1]	**0.06**	(0.02)	(0.01)
(Plus)/less: Tax impact of pre-tax adjustments	**(0.01)**	0.01	—
Core earnings per share (non-GAAP)	**$ 1.19**	$ 2.00	$ 1.00

[1] Pre-tax adjustments include securities gains, realized/unrealized gains (losses) on equity investments, corporate development and restructuring expense, loss on debt extinguishment, and contribution to WSFS CARES Foundation.

39

40 Appendix: Non-GAAP Financial Information (dollars in thousands, except per share data) Calculation of return on average tangible common equity: GAAP net income attributable to WSFS $ 54,406 $ 95,667 $ 51,145 Plus: Tax effected amortization of intangible assets 2,090 Net tangible income (non-GAAP) $ 56,412 $ 97,663 $ 53,235 Average stockholders' equity of WSFS Less: average goodwill and intangible assets 550,923 553,665 561,505 Net average tangible common equity Return on average common equity (GAAP)  11.31% 21.32% 11.08% Return on average tangible common equity (non-GAAP)  16.49% 31.43% 16.61% Calculation of core return on average tangible common equity: Adjusted net income (non-GAAP) attributable to WSFS $ 56,660 $ 95,402 $ 50,691 Plus: Tax effected amortization of intangible assets 2,090 Core net tangible income (non-GAAP) Net average tangible common equity Core return on average common equity (non-GAAP)  11.78% 21.26% 10.98% Core return on average tangible common equity (non-GAAP)  17.15% 31.35% 16.47% Three Months Ended 2,006 1,996 58,666$ 97,398$ 1,907,868$ 1,799,839$ 1,356,945$ 1,246,174$ 2,006 1,996 September 30, 2021 June 30, 2021 September 30, 2020 1,836,256$ 1,274,751$ 52,781$ 1,274,751$ 1,357,093$ 1,246,174$

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	2010	2011	2012	2013
	For the year ended December 31,			
Net Income (GAAP)	$ 14,117	$ 22,677	$ 31,311	$ 46,882
Adj: Plus/less core (after-tax)[1]	420	(2,664)	(11,546)	(4,290)
Adjusted net income (non-GAAP)	$ 14,537	$ 20,013	$ 19,765	$ 42,592
Average Assets	$3,796,166	$ 4,070,896	$ 4,267,358	$4,365,389
GAAP ROA	0.37%	0.56%	0.73%	1.07%
Core ROA (non-GAAP)	0.38%	0.49%	0.46%	0.98%

(dollars in thousands, except per share data)	2014	2015	2016	2017
	For the year ended December 31,			
Net Income (GAAP)	$ 53,757	$ 53,533	$ 64,080	$ 50,244
Adj: Plus/less core (after-tax)[1]	(4,632)	4,407	4,323	32,597
Adjusted net income (non-GAAP)	$ 49,125	$ 57,940	$ 68,403	$ 82,841
Average Assets	$4,598,121	$ 5,074,129	$ 6,042,824	$6,820,471
GAAP ROA	1.17%	1.05%	1.06%	0.74%
Core ROA (non-GAAP)	1.07%	1.14%	1.13%	1.21%

(dollars in thousands, except per share data)	2018	2019	2020
	For the year ended December 31,		
Net Income (GAAP)	$ 134,743	$ 148,809	**$ 114,774**
Adj: Plus/less core (after-tax)[1]	(20,436)	36,295	**(18,126)**
Adjusted net income (non-GAAP)	$ 114,307	$ 185,104	**$ 96,648**
Average Assets	$7,014,447	$11,477,856	**$13,148,317**
GAAP ROA	1.92%	1.30%	**0.87%**
Core ROA (non-GAAP)	1.63%	1.61%	**0.74%**

[1] For details on our core adjustments for full-year 2010 through 2020 refer to each years' respective fourth quarter Earnings Release filed at Exhibit 99.1 on Form 8-K

41

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

	For the year ended December 31,					
(dollars in thousands, except per share data)	2015	2016	2017	2018	2019	2020
Net interest income (as reported)	$ 166,800	$ 193,745	$ 221,271	$ 246,474	$ 444,948	$ 465,955
Adj: FHLB special dividend	(808)	-	-	-	-	-
Adj: Tax-equivalent income	2,298	2,970	2,991	1,360	1,215	1,151
Core net interest income[1] (non-GAAP)	$ 168,290	$ 196,715	$ 224,262	$ 247,834	$ 446,163	$ 467,106
Average Interest-Earning Assets	$ 4,368,223	$ 5,072,473	$ 5,684,724	$ 6,052,145	$ 10,057,074	$ 11,804,926
Net interest margin	3.87%	3.88%	3.95%	4.09%	4.44%	3.96%
Core net interest margin (non-GAAP)	3.85%	3.88%	3.95%	4.09%	4.44%	3.96%
Noninterest income (as reported)	$ 88,255	$ 105,061	$ 124,644	$ 162,541	$ 188,109	$ 201,025
Adj: Securities gains	(1,478)	(2,369)	(1,984)	(21)	(333)	(9,076)
Adj: Realized gain on sale of equity investment, net	-	-	-	(3,757)	-	(22,052)
Adj: Unrealized gains on equity investment, net	-	-	-	(20,745)	(26,175)	(761)
Core fee revenue (non-GAAP)	$ 86,777	$ 102,692	$ 122,660	$ 138,018	$ 161,601	$ 169,136
Core net revenue (non-GAAP)	$ 255,769	$ 296,437	$ 343,931	$ 384,492	$ 606,549	$ 635,091
Core net revenue (tax-equivalent)(non-GAAP)	$ 255,067	$ 299,407	$ 346,922	$ 385,852	$ 607,764	$ 636,242
Core fee revenue % (non-GAAP)	34.3%	34.6%	35.7%	35.9%	26.6%	26.6%
Core fee revenue % (non-GAAP)(tax-equivalent)	34.0%	34.3%	35.4%	35.8%	26.6%	26.6%

	Three Months Ended			
(dollars in thousands, except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Core fee revenue (non-GAAP)	$ **43,437**	$ 43,757	$ 47,493	$ 43,479
PPP fee revenue	**(3)**	389	2,159	-
Core fee revenue excl. PPP (non-GAAP)	$ **43,440**	$ 43,368	$ 45,334	$ 43,479
Core net revenue (non-GAAP)	$ **147,928**	$ 150,506	$ 161,678	$ 166,480
PPP income	**2,628**	6,135	11,525	10,506
Core net revenue excl. PPP (non-GAAP)	$ **145,300**	$ 144,371	$ 150,153	$ 155,974
Core fee revenue as a percentage of core net revenue excl. PPP (non-GAAP)	**29.9%**	30.0%	30.2%	27.9%

[1] Completed on a fully tax-equivalent basis

42

43 Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Chairman, President and CEO 302-571-7296 rlevenson@wsfsbank.com Dominic C. Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com